Exhibit 23.05


CONSENT OF MORGAN STANLEY & CO. INCORPORATED

July 19, 1996


Uniroyal Chemical Corporation


Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Crompton & Knowles Corporation ("Crompton"), relating to the proposed merger of Uniroyal Chemical Corporation with Crompton, of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                    Very truly yours,


                    MORGAN STANLEY & CO. INCORPORATED



                    By:  /s/ Alan Jones
                        ---------------------------------------
                         Alan Jones
                         Managing Director